 Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK Completes Public Offering of $400,000,000 6.125% Unsecured Notes Due 2031

PHILADELPHIA, PA and NEW YORK, NY – September 25, 2025 – FS KKR Capital Corp. (NYSE: FSK) today announced that it has completed its previously announced offering of $400,000,000 in aggregate principal amount of its 6.125% unsecured notes due 2031 (the “Notes”). BofA Securities, Inc., BMO Capital Markets Corp., ING Financial Markets LLC, J.P. Morgan Securities LLC, KKR Capital Markets LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., MUFG Securities Americas Inc., Mizuho Securities USA LLC, TD Securities (USA) LLC, HSBC Securities (USA) Inc. and RBC Capital Markets, LLC are acting as joint book-running managers for this offering. BNP Paribas Securities Corp., Citigroup Global Markets Inc., CIBC World Markets Corp., Goldman Sachs & Co. LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC are acting as joint lead managers for this offering. ICBC Standard Bank Plc, R. Seelaus & Co., LLC, U.S. Bancorp Investments, Inc., Keefe, Bruyette & Woods, Inc. and Oppenheimer & Co. Inc are acting as co-managers for this offering.

FSK intends to use the net proceeds of this offering for general corporate purposes, including potentially repaying outstanding indebtedness under credit facilities and certain notes.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between Future Standard, formerly FS Investments, and KKR Credit that serves as the investment adviser to FSK and other business development companies.

Future Standard is a global alternative asset manager serving institutional and private wealth clients, investing across private equity, credit and real estate. With a 30+ year track record of value creation and over $86 billion in assets under management, we back the business owners and financial sponsors that drive growth and innovation across the middle market, transforming untapped potential into durable value.

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Contact Information:

Investor Relations Contact

Anna Kleinhenn

Anna.Kleinhenn@futurestandard.com

Future Standard Media Team

Melanie Hemmert

Melanie.Hemmert@futurestandard.com